Exhibit 24
POWER OF ATTORNEY
Each of the undersigned individuals hereby authorizes and designates Thomas L. Kempner, Jr., Timothy I. Levart, Anthony A. Yoseloff and Avram Z. Friedman and each of them severally, as the true and lawful attorneys-in-fact and agents of such undersigned individual, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name, place and stead of such undersigned individual, in any and all capacities, any and all amendments to the Schedule 13D and any and all Forms 3, 4 and 5 relating to the shares of Common Stock, $1.00 par value per share, of Visteon Corporation filed by Davidson Kempner Partners, the undersigned and the other reporting persons named in such Schedule 13D or Form 3, 4 and 5 and to which this Power of Attorney is attached as an Exhibit, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission, said attorneys-in-fact and agents having full power and authority to do and perform in the name and on behalf of any and all of the undersigned each and every act and thing requisite and necessary to be done in or about the premises as fully and as effectually as the undersigned might or could do in person; and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall remain in full force and effect with respect to an undersigned individual until revoked by such undersigned individual in a signed writing delivered to the foregoing attorneys-in-fact and agents.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of May 7, 2010.

/s/ Thomas L. Kempner, Jr.
Thomas L. Kempner, Jr.

/s/ Stephen M. Dowicz
Stephen M. Dowicz

/s/ Scott E. Davidson
Scott E. Davidson

/s/ Timothy I. Levart
Timothy I. Levart

/s/ Robert J. Brivio, Jr.
Robert J. Brivio, Jr.

/s/ Eric P. Epstein
Eric P. Epstein

/s/ Anthony A. Yoseloff
Anthony A. Yoseloff

/s/ Avram Z. Friedman
Avram Z. Friedman

/s/ Conor Bastable
Conor Bastable

[Signatures to Power of Attorney]